UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2010

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of incorporation)		I.D No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
 (Address of principal executive offices)                      (Zip code)

        Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of BRT Realty Trust, held on March 8, 2010, all of the proposals presented were approved.  The proposals are described in detail in BRT’s definitive proxy statement, dated January 28, 2010.

Proposal 1

At the meeting, the following trustees were elected for a three year term (with the votes as indicated):

	For	Authority Withheld	Broker Non-Vote
Matthew J. Gould	8,586,814	119,910	3,302,055
Louis C. Grassi	8,592,984	113,740	3,302,055
Jeffrey Rubin	8,583,215	123,510	3,302,054

Proposal 2

At the meeting, the proposal to amend the BRT Realty Trust 2009 Incentive Plan was approved (with the votes as indicated):

For	Against	Abstained	Broker Non-Vote
8,331,427	321,855	53,442	3,344,348

Proposal 3

At the meeting, the proposal to ratify the appointment of Ernst & Young LLP as BRT’s independent registered public accounting firm for the year ended September 30, 2010 was approved (with the votes as indicated):

For	Against	Abstained
11,994,150	40,484	16,437

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: March 9, 2010	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President